UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2014

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On December 11, 2014, Mr. Lawrence R. Giglio, a director and Senior Vice President–Operations of Graybar Electric Company, Inc. (the “Company”), announced his intention to retire, effective as of February 1, 2015.  In connection with his retirement, Mr. Giglio will resign as a director of the Company and as a voting trustee under the Company’s voting trust, effective as of February 1, 2015.

(d)          Also on December 11, 2014, the Board of Directors of the Company elected Scott S. Clifford, Vice President–Chief Information Officer of the Company, as a director of the Company and elected him to the newly created position of Senior Vice President–Supply Chain Management, effective as of February 1, 2015.

A copy of the December 11, 2014 press release announcing Mr. Giglio’s retirement and Mr. Clifford’s election as director and Senior Vice President–Supply Chain Management is attached hereto as Exhibit 99.1.

[Item 9.01       Financial Statements and Exhibits.

(d)               Exhibits.

99.1     Press Release, dated December 11, 2014

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: December 11, 2014	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 11, 2014